HSBC Bank Canada

LINE OF CREDIT BY WAY OF CURRENT ACCOUNT OVERDRAFT AGREEMENT

Date: APRIL 14, 2004

Borrower's Name	Branch Name
IGNITE COMMUNICATIONS INC.	Vancouver Main Branch
Borrower's Address	**Branch Address**
1020 – 510 Burrard Street Vancouver, British Columbia V6C 3A8	200 – 885 West Georgia Street Vancouver, British Columbia, V6C 3G1

Current Account Number	Loan Limit*	Rate of Interest on Loan *	Monthly Fee*
	$50,000.00	Prime Rate plus 1.50 %	$100.00 plus activity

** or such other loan limit, rate of interest on loan or monthly fee as may hereafter be agreed upon by the Borrower as evidenced by their agreement in writing from time to time.*

In consideration of **HSBC Bank Canada** (the "Bank") providing the above-noted account (the "Account) for the undersigned (the "Borrower"), the Borrower agrees with the Bank as follows:

1. For the purposes hereof, the term "Loan" means the aggregate of all amounts debited to the Account (including cheques, withdrawals, interest service charges and fees imposed by he Bank) in excess of the aggregate at any time and from time to time of all amounts credited to the Account.

2. The Borrower shall pay interest to the Bank on the daily closing balance of the Loan at a floating rate equal to the Bank's Prime Rate plus the percentage noted above. Such interest shall be calculated and payable monthly, on the last day of each and every month, both before and after any termination of the Account, or judgment, and until payment of the Loan in full. The "Bank's Prime Rate" shall mean the floating annual rate of interest established and announced by the Bank from time to time as the reference rate for purposes of determining the rates of interest it will charge on loans denominated in Canadian dollars in Canada. A certificate of a vice-president of the Bank shall be conclusive evidence of the Bank's Prime Rate from time to time.

3. In addition to debiting the Account with the amount of each cheque, payment order or other item drawn on the Account, and each withdrawal, the Bank shall also be entitled to debit the Account with the amount of all interest (including compound interest) payable by the Borrower monthly to the Bank pursuant to this Agreement as well as the said monthly fee and other charges payable by the Borrower, and the amount of any legal costs incurred by the Bank with respect to the Borrower.

4. The Borrower shall not permit the Loan to exceed the Loan Limit nor any margin requirement which may be imposed by the Bank. The Bank may refuse to honour any cheque, permit any withdrawal or pay any other item if the Loan exceeds, or would after such payment exceed, the Loan Limit on the date such cheque, withdrawal and other item is presented to the Bank for payment; provided that this Agreement shall continue to apply to the Loan and to the Borrower notwithstanding any Loan in excess of the Loan Limit.

5. The Borrower shall use the Account (and incur the Loan) solely for business purposes.

6. The Borrower shall deliver to the Bank from time to time, promptly on request by the Bank and in form and substance satisfactory to the Bank, a demand promissory note or other acknowledgement of debt evidencing the amount of all indebtedness and liability then owing by the Borrower to the Bank pursuant to or in respect of this Agreement, and in this regard the Borrower shall deliver to the Bank a supply of blank demand promissory notes which the Bank shall be authorized, at its discretion, to complete on behalf of the Borrower from time to time in pursuance of this clause. In the event that any such promissory note or any other acknowledgement of debt, security or other document is requested by the Bank, **the Bank shall not be obligated to honour any cheque or permit any withdrawal** or other debit to the Account until such promissory note, other acknowledgement of debt, security or other document is delivered to the Bank.

7. The Borrower shall comply with all present and future agreements between the Borrower and the Bank including any operation of account agreement between the Borrower and the Bank; provided that in the event there exists any conflict between the provisions of such operation of account agreement and the provisions hereof, the provisions hereof shall govern.

8. The Bank shall have the right at any time to demand immediate payment of the Loan, or any part thereof, together with interest, fees, charges and costs outstanding hereunder and the Borrower shall forthwith comply with any such demand. In addition, the Bank may at any time terminate this Agreement forthwith upon giving notice to the Borrower, in which event all amounts payable by the Borrower to the Bank pursuant to this Agreement forthwith become due and payable and thereafter the Bank shall not be obliged to honour any cheque, permit any withdrawal or permit the creation or increase of the Loan.

9. Upon receipt from the Bank each month of a statement of the Account together with all cheques or vouchers for amounts appearing therein charged to the Account, the Borrower shall examine such statement, cheques or vouchers and check the credit and debit entries in the statement, and, within thirty days after the Bank delivers or mails such statement, cheques and vouchers to the Borrower, the Borrower shall notify the Bank in writing of any errors, irregularities or omissions therein or therefrom; and at the expiration of the said thirty days (except as to any errors, irregularities or omissions of which the Bank has been notified) it shall be conclusively settled as between the Bank and the Borrower that such statement and the amount of the balance shown thereon is correct and the said cheques and vouchers are genuine and properly chargeable to and charged against the Account and that the Borrower was not entitled to be credited with any sum not credited, as reflected by the statement. For greater certainty, the Bank shall not, in any legal action to which the Bank is a party, be required to prove the existence of any transaction which is disclosed by any such statement or the accuracy of any such statement.

10. If more than one person signs this Agreement:

   a) the obligations of the undersigned pursuant to this Agreement are joint and several; and

   b) the Bank is hereby authorized to honour any cheque drawn on the Account or pay any withdrawal from the Account to create or increase the Loan (or otherwise) if any such cheque or withdrawal request is signed by any one of the undersigned.

11. If this Agreement is signed by a partnership:

   a) the obligation of the partners of the partnership are joint and several; and

   b) the Bank is hereby authorized to honour any cheque drawn on the Account or pay any withdrawal from the Account to create or increase the Loan (or otherwise) if any such cheque or withdrawal request is signed by one of the partners.

12. All words denoting the singular shall be pluralized throughout this Agreement as the context requires and all words denoting gender shall be construed as the context requires and will include a body corporate where the context requires.

13. Nothing herein contained shall limit the Bank's right to set off the debit balance of the Account from time to time against the credit balance of the Borrower in any other account at the Bank or against any other money which may from time to time be owing to the Borrower from the Bank such right being expressly affirmed hereby.

14. Any security for the Loan held by the Bank shall not be released, discharged, redeemed or extinguished by reason of the Loan being repaid or the Account ceasing to have a debit balance at any time or the Borrower ceasing to be indebted to the Bank, and shall subsist and secure future amounts debited to the Account until such security is returned or released and discharged in writing by the Bank.

15. Any notice or statement referred to herein may be delivered or may be mailed by prepaid ordinary mail to the Borrower at the address set out above and the Borrower shall be deemed to have received such notice or statement on the date of delivery, if delivered, and two days after mailing, if mailed.

16. This Agreement shall be in addition to any other debt instrument, security or agreement between the Bank and the Borrower and shall enure to the benefir of the Bank, its successors and assigns and shall be binding on the Borrower, and the Borrower's heirs, executors, administrators, successors and assigns.

17. This Agreement shall be governed by and construed in accordance with the laws of the Province in which the branch of the Bank is located as set forth above.

18. The parties hereto have expressly required that this Agreement and all deeds, documents and notices relating thereto be drafted in the English language. Les parties aux presentes ont expressement exige que la presente convention, et tous autres actes, documents ou avis qui y sont afferents soient rediges en langue anglaise.

Execution by Customer:

For a Corporation:

INGITE COMMUNICATIONS INC.
Customer

By: ______________________
Title

By: ______________________
Title